UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 31, 2020
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		1-09447	94-3030279
(State or Other Jurisdiction		(Commission	(I.R.S. Employer
of Incorporation)		File Number)	Identification No.)

27422 Portola Parkway,	Suite 200
Foothill Ranch,	California		92610-2831
(Address of Principal Executive Offices)			(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the previously announced executive leadership succession plan, effective as of July 31, 2020, Keith A. Harvey succeeded Jack A. Hockema as Chief Executive Officer of Kaiser Aluminum Corporation (the "Company") and became a member of the Company’s board of directors (the "Board') as a Class II director with a term expiring at the Company’s 2023 annual meeting of stockholders and Mr. Hockema transitioned to the role of Executive Chairman. Mr. Harvey was also appointed to the executive committee of the Board. Prior to Mr. Harvey’s appointment to the Company’s Board, the size of the Board was increased from 11 to 12 members.

 In connection with the succession, on July 31, 2020, Mr. Harvey entered into an amended and restated severance agreement (the “Severance Agreement”), which, among other things, (i) eliminates the Company's obligation to make excise tax gross up payments to Mr. Harvey in the event of his termination in connection with a change in control of the Company, (ii) adds severance benefits and (iii) increases Mr. Harvey’s termination benefits in connection with a change in control. In lieu of the gross up payment, the Severance Agreement provides that if any payments to Mr. Harvey upon his termination would be subject to a federal excise tax, then such payments would be reduced to the minimum extent necessary so that no portion of such payments, as so reduced, is subject to such tax, except that such a reduction will be made only if and to the extent such reduction would result in an increase in the aggregate payment on an after-tax basis. In the event Mr. Harvey’s employment is terminated without cause or terminated by Mr. Harvey for good reason, Mr. Harvey will be entitled to receive a lump-sum payment of two times the sum of his base salary and short-term incentive target, plus the continuation of benefits for two years. In the event Mr. Harvey’s employment is terminated without cause or terminated by Mr. Harvey for good reason within the period beginning ninety (90) days prior to a change in control and ending on the second anniversary of such change in control, Mr. Harvey will be entitled to receive a lump sum payment of two and half times the sum of his base salary and short-term incentive target, plus the continuation of benefits for three years.

The preceding description of the Severance Agreement is a summary and is qualified in its entirety by the Severance Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Severance Agreement dated July 31, 2020 between the Company and Keith A. Harvey.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION
(Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date:July 31, 2020